Exhibit 10.1.3.1

FIRST AMENDMENT

TO

PACIFIC CAPITAL BANCORP

AMENDED AND RESTATED INCENTIVE AND

INVESTMENT AND SALARY SAVINGS PLAN

January 1, 2001 Restatement

The Pacific Capital Bancorp Amended and Restated Incentive and Investment and Salary Savings Plan, established effective January 1, 1996, as amended and restated effective January 1, 2001, is hereby further amended, effective as of January 1, 2002, in the following respects:

1. Section 4.2 of the Plan is amended to provide as follows:

4.2	Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 80 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

2. Section 6.14 of the Plan has been modified to provide as follows:

6.14	Vesting of Employer Contributions

A Participant’s vested interest in his Qualified Nonelective, Qualified Matching, Safe Harbor Matching, Regular Matching and Prior Matching Contributions Sub-Accounts shall be at all times 100 percent.

The vested interest of a Participant in his Prior Employer Discretionary Contributions Sub-Account shall be determined in accordance with the following schedule:

Year of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	33.33%
2, but less than 3	66.67%
3 or more	100%

A Participant’s vested interest in his Prior Pacific Capital Bancorp Profit-Sharing Contributions Sub-Accounts with respect to such contributions made on and after the respective mergers shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%

A Participant’s vested interest in his Profit-Sharing Contributions Sub-Account shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 2	0%
2, but less than 3	20%
3, but less than 4	30%
4, but less than 5	40%
5, but less than 6	60%
6 but less than 7	80%

Years of Vesting Service	Vested Interest
7 or more	100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement or Early Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Profit-Sharing, Prior Pacific Capital Bancorp Profit-Sharing, and Prior Employer Discretionary Contributions Sub-Accounts shall be 100 percent.

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EXECUTED at                                                                                           ,                                         , this                      day of                     ,                     .

PACIFIC CAPITAL BANCORP

By:
Title: